EXHIBIT 99.1

        Avigen Reports Results for the First Quarter Ended March 31, 2003

ALAMEDA, CA, April 30, 2003 - Avigen, Inc., (Nasdaq: AVGN), the leader in AAV gene delivery technology, today reported financial results for the three months ended March 31, 2003. At March 31, 2003, Avigen had approximately $116 million in financial assets including cash, cash equivalents, available-for-sale securities and restricted investments compared with approximately $119 million at December 31, 2002.

"Both research and development and general and administrative expenses declined in the first quarter from the same quarter a year ago and from the fourth quarter of 2002, reflecting the impact of manufacturing efficiencies and cost reduction measures we implemented last year," said John Monahan, Ph.D., Avigen's president and CEO. "In addition, we received a $2.5 million milestone payment during the quarter from Bayer Healthcare, our partner in developing Coagulin-B(R). As a result, the $3 million in financial assets used during the quarter was well below the burn rate for recent quarters. We continue to expect our annual burn rate to be approximately $25 million and believe our current financial assets are sufficient to support our ongoing and planned clinical trials and research and development programs for the next four to five years." To help complete its research and development of Coagulin-B, Avigen has teamed with Bayer Corporation, a worldwide healthcare and life sciences company with a long-term commitment to develop better products to serve the hemophilia community. Under the collaboration, Bayer will help Avigen conduct late phase clinical trials for Coagulin-B and take part in the regulatory approval processes in various countries, including the European Union and the United States. Financial Results

For the quarter ended March 31, 2003, Avigen reported revenue of $30,000 in license fees and royalty payments compared to no revenue in the same quarter a year ago. In March 2003, the company received a $2.5 million milestone payment from Bayer. The amount has been recorded as deferred revenue and will be recognized ratably over the next five years, beginning on April 1, 2003.

For the first quarter of 2003, operating expenses were $7.0 million, down from $8.2 million in the first quarter of 2002. Net interest income and other expenses for the quarter was $959,000 down from $1,233,000 in the first quarter of 2002. The decrease in net interest income and other expenses reflects both the decline in average balances of interest-bearing investments of cash, cash equivalents and available-for-sale securities as they were used to fund operating expenses, and a general decline in prevailing market interest rates between the periods.

For the quarter ended March 31, 2003, Avigen reported a net loss of $6.0 million, or $0.30 per share, compared with a net loss of $6.9 million, or $0.35 per share, in the same quarter of the prior year.


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

Avigen Management to Present at CIBC Conference on May 1 Dr. Monahan will make a presentation at the CIBC World Markets Biotechnology and Specialty Pharmaceuticals Conference in New York City at 2:30 p.m. eastern time on Thursday, May 1, 2003. Investors are invited to listen to an audio webcast of the presentation through the conference website at: http://www.veracast.com/webcasts/cibcwm/biopharm03/91212212.cfm or through the company's website, www.avigen.com. The webcast will be available for 30 days. About Avigen Avigen, Inc., based in the San Francisco Bay Area, is a leader in the development of gene therapy products, based on its AAV (adeno-associated virus) delivery platform technology. Avigen's proposed gene delivery products are designed for direct administration to patients in order to achieve expression of therapeutic proteins within the body. Avigen's Factor IX gene therapy product for hemophilia B, Coagulin-B(R), is currently in clinical trials at the Children's Hospital of Philadelphia and Stanford University Medical Center. Additional information on Avigen's proprietary gene delivery products can be found at www.avigen.com

Investors Please Note: The statements in this news release regarding Avigen's expectations for its cash burn rate and how long its current financial assets will be able to support ongoing operations, are forward-looking statements. Actual results may differ materially from current expectations. For example, Avigen's cash burn rate may differ, in the event that Avigen incurs expenses not currently contemplated, such as in the event that Avigen determines to undertake additional development programs. As a result, current financial resources may not be sufficient for the time period stated. In addition, there are many other risks and uncertainties inherent in the development of gene therapy products. Other risks relating to Avigen are detailed from time to time in documents filed by Avigen with the SEC, including Avigen's Report on Form 10-K for the period ended December 31, 2002, filed on March 31, 2003, under the caption "Risk Factors" in Item 1 of that report.

Contact:
Lise Needham
Associate Director of Investor Relations
Avigen, Inc.
510-748-7112
lneedham@avigen.com


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                                  AVIGEN, INC.

                         SELECTED FINANCIAL INFORMATION

STATEMENT OF OPERATIONS

(In thousands, except shares                       Three months ended
 and per share data)                       ---------------------------------
                                              March 31,         March 31,
                                                2003              2002
                                           ---------------------------------
                                                      (unaudited)

Revenue                                     $         30       $       --
Operating expenses
    Research and development                       5,152              6,126
    General and administrative                     1,814              2,054
                                           ---------------------------------

    Total operating expenses                       6,966              8,180

Loss from operations                              (6,936)            (8,180)
Net interest income and other expense                959              1,233
                                           ---------------------------------

Net loss                                    $     (5,977)      $     (6,947)
                                           =================================

Basic and diluted net loss per share        $      (0.30)      $      (0.35)
                                           =================================

Shares used in basic and diluted
   per share calculation                      20,121,267         20,052,721
                                           =================================

CONDENSED BALANCE SHEETS                                            March 31,       December 31,
                                                                       2003            2002
                                                                 --------------------------------
(In thousands)                                                    (unaudited)          (1)

Cash, cash equivalents and available-for-sale securities              $ 104,501        $ 107,724
Accrued interest and other current assets                                 1,681            1,451
                                                                 --------------------------------
  Total current assets                                                  106,182          109,175
Restricted investments                                                   11,500           11,500
Property and equipment and construction in progress, net                 17,921           18,726
Deposits and other assets                                                 1,231            1,285
                                                                 --------------------------------

Total assets                                                          $ 136,834        $ 140,686
                                                                 ================================


Current liabilities and deferred revenue                                  1,971            1,777
Deferred revenue - non-current                                            2,000                -
Long-term obligations                                                     8,864            8,852
Stockholders' equity                                                    123,999          130,057
                                                                 --------------------------------

Total liabilities and stockholders' equity                            $ 136,834        $ 140,686
                                                                 ================================

(1)   Derived from audited financial statements.


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